UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 12, 2014

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On September 12, 2014, Kimberly A. Burke informed Echo Therapeutics, Inc. (“Echo”) of her decision to resign as Senior Vice President, General Counsel and Chief Compliance Officer of Echo to pursue other opportunities.  Ms. Burke has agreed to transition matters appropriately and the effective date of her resignation will be determined once Ms. Burke and Echo believe that an effective transition has occurred.  Ms. Burke has served as Echo’s General Counsel and Senior Vice President since January 2011, as Chief Compliance Officer since April 2012, and she has served as Echo’s Secretary since 2010. Ms. Burke joined the Company as Vice President, Corporate Counsel in 2008.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: September 18, 2014	By: /s/ Charles T. Bernhardt
Charles T. Bernhardt
Interim Chief Financial Officer